UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2016

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On May 31, 2016, Onconova Therapeutics, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc. (the “Certificate of Amendment”), to effect a one-for-ten reverse stock split of its common stock (the “Reverse Split”), effective at 5:00 PM Eastern Time on May 31, 2016, which will decrease the number of common shares issued and outstanding from approximately 27.4 million shares to approximately 2.7 million shares, and to reduce the Company’s number of authorized shares of common stock from 75,000,000 to 25,000,000.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

The Reverse Split is effective as of 5:00 PM Eastern Time on May 31, 2016, at which time each ten (10) shares of the Company’s common stock, par value of $0.01 per share, issued and outstanding immediately prior to the effective time automatically were reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.01 per share, subject to the treatment of fractional share interests.  Holders who otherwise would be entitled to receive fractional share interests of post-Reverse Split common stock will receive a whole share of post-Reverse Split common stock in lieu of any fractional share interests.  In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of the Company’s common stock, and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans will be reduced proportionately.

The Company’s transfer agent, Wells Fargo Bank, N.A., will provide instructions to stockholders of record regarding the process for exchanging share certificates and all book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted.

Trading of the Company’s common stock will continue on the NASDAQ Capital Market on a Reverse Split-adjusted basis under the trading symbol “ONTX.” The new CUSIP number for the Company’s common stock following the Reverse Split is 68232V 306.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 3.03 is hereby incorporated by reference into this Item 5.03.

On May 18, 2016, at the 2016 annual meeting of the stockholders of the Company, the Company’s stockholders approved a proposal to amend the Company’s Tenth Amended and Restated Certificate of Incorporation to combine outstanding shares of its common stock into a lesser number of outstanding shares, by a ratio of not less than one-for-eight and not more than one-for-twelve, with the exact ratio to be set within this range by the Company’s board of directors in their sole discretion. The Company’s board of directors subsequently approved the one-for-ten reverse stock split ratio for the Reverse Split in accordance with the stockholder approval.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2016	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
	Name:	Mark Guerin
	Title:	Vice President, Financial Planning and Accounting
and Chief Accounting Officer
(Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc.